UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2011

Brown & Brown, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2011, the employment of Thomas E. Riley, the Regional President and Chief Acquisitions Officer of Brown & Brown, Inc. (the “Company”), ceased effective January 3, 2011. The Company and Mr. Riley entered into an agreement regarding certain separation benefits and other items that never became effective, and continue to discuss a potential separation agreement and release.  In addition, the Compensation Committee of the Company’s Board of Directors: (1) approved  Mr. Riley receiving an annual bonus and non-equity incentive payout for 2010 and (2) exercised its discretion to extend the exercisability of Mr. Riley's vested and exercisable stock options by three months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

January 6, 2011	By:	/S/ CORY T. WALKER
Cory T. Walker
Sr. Vice President, Treasurer and Chief Financial Officer